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                                                                    EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                              ----------------------------      --------------------------
                                                 1998             1999           1998(a)           1999
                                                 ----             ----           -------           ----
Net loss....................................  $  (28,734)      $  (44,711)      $  (59,058)     $   86,724
  Preferred dividends.......................      (2,423)          (4,048)          (4,771)         (8,051)
  Gain on redemption of preferred stock.....          --               --               --           2,208
                                              ----------       ----------       ----------      ----------
Net loss attributable to common
  stockholders..............................  $  (31,157)      $  (48,759)      $  (63,829)     $  (92,567)
                                              ==========       ==========       ==========      ==========
Weighted-average shares outstanding:
  Shares outstanding, beginning of period...  40,548,414       41,670,693       40,548,414      41,583,403
  Shares issued in settlement of
     litigation.............................     270,000               --          270,000              --
  Shares issued in employee stock purchase
     plan...................................      48,134               --           48,134          87,290
                                              ----------       ----------       ----------      ----------
Weighted-average shares outstanding.........  40,866,548       41,670,693       40,866,548      41,670,693
                                              ==========       ==========       ==========      ==========
Loss per share attributable to common
  stockholders..............................  $    (0.76)      $    (1.17)      $    (1.56)     $    (2.22)
                                              ==========       ==========       ==========      ==========

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(a) As restated.